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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
The Brown Schools of Oklahoma, Inc. and Subsidiary

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated May 22, 2003, relating to the consolidated financial statements of The Brown Schools of Oklahoma, Inc. and subsidiary as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                     /s/ BDO Seidman, LLP

Houston, Texas
July 25, 2003